Exhibit 5

DLA Piper US LLP
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
www.dlapiper.com

T 919.786.2000
F 919.786.2200

March 14, 2008

Highwoods Properties, Inc.

Highwoods Realty Limited Partnership

3100 Smoketree Court, Suite 600

Raleigh, NC 27604

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Highwoods Properties, Inc., a Maryland corporation (the “Company”), and Highwoods Realty Limited Partnership, a North Carolina Limited Partnership (the “Operating Partnership”), in connection with the filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iii) debt securities of the Operating Partnership (the “Operating Partnership Debt Securities”) and (iv) guarantees by the Company of the Operating Partnership Debt Securities (the “Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, Operating Partnership Debt Securities and Guarantees are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to Operating Partnership Debt Securities or Guarantees) or in an unspecified number (with respect to Common Stock, Preferred Stock or Depositary Shares) pursuant to the Registration Statement. Common Stock, Preferred Stock or Depositary Shares may be issuable in exchange for Operating Partnership Debt Securities or upon conversion of shares of Preferred Stock. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined copies of the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and the Second Restated Agreement of Limited Partnership of the Operating Partnership and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. As to various questions of fact material to the opinions, we have relied upon certificates of, or communications with, officers of the Company and others.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Highwoods Properties, Inc.

March 14, 2008

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Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

(1) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof, on behalf of the Company or in its capacity as the sole general partner of the Operating Partnership, as the case may be (the “Highwoods Debt Securities Authorizing Resolution”), (ii) the applicable indenture relating to the Operating Partnership Debt Securities has been duly authorized, executed and delivered by the Operating Partnership and by the trustee thereunder, (iii) the terms of the Operating Partnership Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company or the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Operating Partnership, (iv) the Operating Partnership Debt Securities and the Guarantees, if any, have been duly executed and authenticated in accordance with the applicable indenture and (v) the Operating Partnership Debt Securities and the Guarantees, if any, have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Highwoods Debt Securities Authorizing Resolution against receipt by the Operating Partnership of the consideration therefor provided in the Highwoods Debt Securities Authorizing Resolution, then (A) the Operating Partnership Debt Securities and the Guarantees, if any, will constitute valid and legally binding obligations of the Operating Partnership and the Company, respectively, and (B) if the Operating Partnership Debt Securities are convertible into Common Stock, Preferred Stock or Depositary Shares, the Common Stock, Preferred Stock and Depositary Shares, if and when issued upon conversion of the Operating Partnership Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable;

(2) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), and (ii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable;

(3) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), and (ii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable; and

(4) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Depositary Share Authorizing Resolution”), (ii) the terms of the depositary agreement under which the Depositary Shares are to be issued have been duly established

Highwoods Properties, Inc.

March 14, 2008

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and such deposit agreement has been duly authorized, executed and delivered by the Company and the Depositary, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (iv) the shares of Preferred Stock represented by the Depositary Shares have been duly authorized, validly issued and delivered to the Depositary, (v) the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of such shares of Preferred Stock in accordance with the deposit agreement, (vi) the Depositary Shares have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Depositary Share Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Depositary Share Authorizing Resolution, and if all of the foregoing actions are taken so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then (A) the Depositary Shares will be validly issued and the depositary receipts representing such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement and (B) if the Depositary Shares are convertible into Common Stock, the Common Stock, if and when duly issued upon conversion of such Depositary Shares, will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

1.	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement the opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinion.

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, the North Carolina Revised Uniform Limited Partnership Act, applicable provisions of the laws of the State of North Carolina, applicable provisions of the Constitution of each of the State of Maryland and the State of North Carolina and reported judicial decisions interpreting the Maryland General Corporation Law and the North Carolina Revised Uniform Limited Partnership Act, and we do not express any opinion herein concerning any other laws.

3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the principles of conflicts of laws of the State of Maryland or the State of North Carolina, or any other jurisdiction, and we express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws and compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).

4.

We have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total

Highwoods Properties, Inc.

March 14, 2008

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number of authorized shares of Common Stock under the Company’s articles of incorporation, as amended and then in effect.

5.	We have assumed that none of the Common Stock or Preferred Stock will be issued in violation of Article VI of the Amended and Restated Articles of Incorporation.

6.	Our opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Without limiting the effect of the immediately preceding paragraph, our opinions are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and we express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (ii) the waiver of rights or defenses contained in the indenture or any supplement thereto; (iii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (iv) any provision excusing a party for liability for its own acts; (v) any provision authorizing a party to act in its sole discretion; (vi) any provision requiring waivers or amendments to be made only in writing; (vii) any provision concerning choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process; (viii) any provision purporting to reconstitute the terms thereof as necessary to avoid a claim or defense of usury; (ix) any provision purporting to provide a waiver of legal rights related to guarantees; (x) any provision permitting; upon acceleration of the Operating Partnership Debt Securities; collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon and (xi) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper US LLP